Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223203

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 8, 2018)

800,000 Shares

Common Stock

We are offering 800,000 shares of our common stock pursuant to a stock purchase agreement between us and the investor dated as of October 25, 2019. The shares of common stock are being offered directly to investor without the services of a placement agent or underwriter. The purchase price for each share of common stock is $3.00.

We are not paying underwriting discounts or commissions in connection with the offering. The proceeds to us before expenses will be $2.4 million.

For a more detailed description of our common stock, see the section entitled “Description of Capital Stock” beginning on page 10 of the prospectus accompanying this prospectus supplement.

Our common stock is quoted on OTCQB under the symbol “EMMA.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read carefully the discussion of material risks of investing in our common stock under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about October 31, 2019.

The date of this prospectus supplement is October 25, 2019.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the shares and other information you should consider before purchasing the shares. See “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the date of those respective documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. In particular, in light of the completion of the reorganization transactions described in the “Prospectus Supplement Summary - Reorganization” section of this prospectus supplement, our business, financial condition and results of operations reflect the business, financial condition and results of operations of our wholly owned subsidiary, EMI Holding, Inc. and its direct and indirect operating subsidiaries. Accordingly, the “Risk Factors” section of this prospectus supplement and the risk factor, description of our business, financial condition and results of operations and prospects in the documents incorporate herein by reference supersede and replace the “Risk Factors” section and corresponding information set forth or incorporated by reference in the accompanying prospectus.

We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation

To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, the statements made in this prospectus supplement modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement, the statement in the document having the later date will be deemed to modify or supersede the earlier statement.

Unless the context otherwise requires, the terms “Emmaus,” “the company,” “our company,” “we,” “us,” and “our” refer to Emmaus Life Sciences, Inc., a Delaware corporation formerly known as “MYnd Analytics, Inc.,” including, where appropriate, EMI Holding, Inc. and its direct and indirect subsidiaries. When we refer to “you,” we mean the purchaser or potential purchaser of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.

Endari® is one of our trademarks that are used in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference sometimes appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the prospectus. Many factors could affect our actual results, including those factors described herein under the caption “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. We do not assume any obligation to update any forward-looking statements made by us.

Each forward-looking statement is based on information available to us as of the date of the document in which the forward-looking statement is contained. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements that are made by us in this prospectus supplement, in the accompanying prospectus, in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering are qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us, this offering and information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary does not contain all the information that may be important to you. Before purchasing any of the common stock that we are offering, you should carefully read in their entirety this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in this offering. In particular, you should carefully review the “Risk Factors” sections that are contained in this prospectus supplement on page S-6 and in our filings with the SEC that are incorporated by reference into this prospectus supplement.

Our Company

Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “Company”) is a commercial-stage biopharmaceutical company engaged in the discovery, development, marketing and sale of innovative treatments and therapies, primarily for rare and orphan diseases. On July 7, 2017, the U.S. Food and Drug Administration, or FDA, approved our lead product, Endari (an L-glutamine oral powder), to reduce the severe complications of sickle cell disease, or SCD, in adult and pediatric patients five years of age and older. Endari has received Orphan Drug designation from the FDA andwhich designation affords marketing exclusivity for Endari for a seven-year following marketing approval.

Reorganization

As reported in more detail in our Current Report on Form 8-K filed with the SEC on July 22, 2019, as amended by our Form 8-K/A filed on August 14, 2019 and incorporated by reference in this prospectus supplement, on July 17, 2019 we completed our merger transaction with EMI Holdings, Inc., formerly known as Emmaus Life Sciences, Inc. (“EMI”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 4, 2019, among us, Athena Merger Subsidiary, Inc., and EMI, as amended by Amendment No. 1 thereto, dated as of May 10, 2019, which we refer to as the merger agreement. Pursuant to the merger agreement, Athena Merger Subsidiary, Inc. merged into EMI, with EMI surviving as our wholly owned subsidiary. On July 17, 2019, immediately after completion of the merger, we changed our name to “Emmaus Life Sciences, Inc.”

The merger was treated as a reverse merger under the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S. For accounting purposes, EMI is considered to have acquired us. The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

In connection with and prior to the merger, we contributed and transferred to Telemynd, Inc. (“Telemynd”), a newly formed, wholly owned subsidiary of the company, all or substantially all of our historical business, assets and liabilities pursuant to the Amended and Restated Separation and Distribution Agreement, dated as of March 27, 2019, which we refer to as the separation agreement, among us, Telemynd and MYnd Analytics, Inc., wholly owned subsidiary of the company. On July 15, 2019, our board of directors declared a dividend with respect to the shares of our common stock outstanding at the close of business on that day of one share of the Telemynd common stock held by the company for each outstanding share of our common stock after giving effect to the reverse stock split described below. The dividend, which together with the contribution and transfer of our historical business, assets and liabilities described above, is referred to as the spin-off, was paid on July 16, 2019.

On July 17, 2019, in connection with and prior to the completion of the merger, we effected a 1-for-6 reverse stock split, or reverse split, of our outstanding shares of common stock. The reverse split had no effect on our authorized common stock, the par value or rights and privileges of the common stock or our authorized preferred stock.

As a result of the spin-off and the merger, our ongoing business is the EMI business, which is that of a commercial-stage biopharmaceutical company focused on the development, marketing and sale of innovative treatments and therapies, including those in the rare and orphan disease categories. We operate our business through EMI and its direct and indirect subsidiaries. EMI has no business or operations apart from Emmaus Medical, Inc. and subsidiaries, and we may choose to eliminate EMI in the foreseeable future.

Pursuant to the merger agreement, we issued shares of our common stock to EMI stockholders at an exchange ratio of 1.050457 shares of common stock, after giving effect to the reverse split, for each share of EMI common stock outstanding immediately prior to the merger, including shares deemed outstanding immediately prior to the merger upon the conversion of outstanding convertible promissory notes of EMI. The exchange ratio was determined through arm’s-length negotiations between us and EMI. We also assumed the stock options outstanding under EMI’s Amended and Restated 2011 Stock Incentive Plan, with such stock options henceforth representing the right to purchase a number of shares of our common stock equal to the exchange ratio multiplied by the number of shares of EMI common stock previously purchasable under such options at an exercise price per share equal to the former exercise price thereunder divided by such exchange ratio. Upon the merger, EMI’s outstanding Amended and Restated 10% Senior Secured Debentures due October 21, 2020, or debentures, and outstanding warrants to purchase EMI common stock generally became convertible and exercisable in accordance with their terms into a number of shares of our common stock equal to the exchange ratio multiplied by the number of shares of EMI common stock previously purchasable under the debentures and the warrants at an adjusted conversion or exercise price per share equal to former conversion or exercise price thereunder divided by the exchange ratio.

Corporate Information

We were incorporated in Delaware on March 20, 1987 under the name Age Research, Inc. Prior to January 16, 2007, our company (then called Strativation, Inc.) existed as a “shell company” with nominal assets and whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On January 16, 2007, we entered into an Agreement and Plan of Merger with CNS Response, Inc., and CNS Merger Corporation, our wholly owned subsidiary, pursuant to which CNS Merger Corporation merged with and into CNS Response, Inc., which survived the merger. On March 7, 2007, we changed our corporate name to CNS Response, Inc. On November 2, 2015, we changed our corporate name to MYnd Analytics, Inc. As described above, on July 17, 2019, we changed our corporate name to Emmaus Life Sciences, Inc.

Our principal executive offices are located at 21250 Hawthorne Boulevard, Suite 800, Torrance, California 90503, and our telephone number there is (310) 214-0065. Our website address is www.emmauslifesciences.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our website address is included as an inactive textual reference only.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. During any period in which we continue to be a smaller reporting company by reason of having annual revenues of less than $100 million and a “public float” of less than $700 million, we may elect to comply in our filings with the SEC with some or all of the reduced public company reporting requirements that are available to a smaller reporting company, such as reduced executive compensation disclosure in proxy statements.

THE OFFERING

Common stock offered by us	800,000 shares

Purchase price	$3.00 per share

Use of proceeds	We intend to use the net proceeds of this for general corporate and working capital purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. Before investing in our common stock, please read the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

Market for our common stock	Our common stock is quoted on the OTCQB marketplace under the symbol “EMMA.”

Unless otherwise indicated, all share and per share information in this prospectus supplement gives effect to the reverse split effected on July 17, 2019.

The number of shares of our common stock to be outstanding after this offering as set forth above is based on 47,654,662 shares of our common stock outstanding as of September 30, 2019, but excludes:

●	7,245,350 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2019, at a weighted average exercise price of $4.68 per share;

●	4,931,321 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2019, at a weighted average exercise price of $8.84 per share;

●	1,281,514 shares of common stock issuable upon the conversion of our outstanding debentures at a conversion price of $9.52; and

●	2,167,150 shares of common stock reserved for future issuance under our equity incentive plans as of September 30, 2019.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise or conversion of the outstanding options, warrants or debentures described above and no other stock awards made under our equity incentive plans.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the risks described below, you should carefully consider the information under the heading “Risk Factors” beginning on page 52 of our Registration Statement on Form S-4, filed with the SEC on June 10, 2019, as amended on June 11, 2019, which information is incorporated by reference into this prospectus supplement, and other information included in this prospectus supplement, the accompanying prospectus and reports we file from time to time with the SEC that we incorporate by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock. If any of the identified risks occur, it could materially adversely affect our business, financial condition, operating results or prospects and the market price of our common stock. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the market price of our common stock.

Risks Related to Our Business

We have operated at a loss and will likely continue to operate at a loss for the foreseeable future

Our business is conducted through EMI and is direct and indirect subsidiaries, including Emmaus Medical, Inc. EMI has operated at a loss due to substantial expenditures related to research and development, marketing approval and commercialization of Endari, research and development of our other product candidates, interest on our outstanding indebtedness and general and administrative expenses. EMI incurred net losses of $32.8 million and $57.9 million for the six months ended June 30, 2018 and the year ended December 31, 2018, respectively, and had an accumulated deficit of $189.5 million as of June 30, 2018. We are likely to continue to incur losses for the foreseeable future, and there is no assurance that we will become profitable.

We are dependent on financing to sustain our operations, and there is substantial uncertainty regarding our ability to continue as a going concern.

EMI’s net revenues were $5.9 million and $11.2 million, respectively, for three-month and six-month periods ended June 30, 2019 as compared to $2.6 million and $3.4 million from the comparable periods in 2018. On October 11, 2019, we reported preliminary gross sales of $7.0 million for the three months ended September 30, 2019, but did not report net revenues, which have yet to be finalized. We expect net revenues to continue to increase, but unless and until we become profitable, we will continue to depend upon proceeds from sales of our equity securities and the exercise of options and warrants, and to a lesser extent, upon payments from our strategic partners and licensees, to generate funds needed to finance our business and operations. At June 30, 2019, EMI had cash and cash equivalents of $15.2 million, which included $12.2 million of cash held by EJ Holding, Inc., a VIE, dedicated to the EJ Holding, Inc.’s planned purchase of an amino acid production facility in Ube, Japan, and investments in marketable securities of $32.9 million. Our marketable securities are pledged to secure our obligations under our API Supply Agreement with Telecon RF Pharmaceuticals, Inc. and are not saleable by us. We will need immediate additional financing to fund our business and operations and will continue to be dependent on future financing until such time, if ever, as we can generate sufficient net revenues to become profitable. We have no commitments from third parties to provide us with any additional financing, and we may not be able to obtain future financing on favorable terms, or at all. If we are unable to obtain needed future financing, we may have to curtail some of our business activities or modify our business plans. In light of the foregoing, there is substantial uncertainty regarding our ability to continue as a going concern.

We are dependent on the commercial success of our only approved product, Endari.

Our ability to become profitable will depend upon the commercial success of Endari. In addition to the risks discussed elsewhere in this section, our ability to generate future revenues from the sale of Endari will depend upon a number of factors, including, but not limited to:

●	achievement of broad market acceptance and coverage by third-party payors for Endari;

●	the effectiveness of our efforts in marketing and selling Endari;

●	our and our contract manufacturers’ ability to successfully manufacture commercial quantities of Endari at acceptable cost levels and in compliance with regulatory requirements;

●	our ability to maintain a cost-efficient commercial organization and, to the extent we seek to do so, successfully partner with additional third parties;

●	our ability to effectively work with physicians to ensure that patients are treated to an effective dose of Endari;

●	the efficacy and safety of Endari; and

●	our ability to comply with ongoing regulatory requirements.

Because of the numerous risks and uncertainties associated with our commercialization efforts, we are unable to predict the extent to which we will generate revenues from Endari or the timing for when or the extent to which we will become profitable, if ever. Even if we do achieve increased revenues from Endari and become t net revenues to become profitable.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this for general corporate and working capital purposes, which may include repayment of indebtedness. Our management, however, will have broad discretion in the actual use of the net proceeds of this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may use the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share paid by investors in this offering.

We may experience volatility in our stock price, which may adversely affect the trading price of our common stock

Factors such as the following may affect the volatility in our stock price:

●	our quarterly operating results;

●	announcements of regulatory developments or technological innovations by us or our competitors;

●	public concern regarding the safety of our products;

●	government regulation of drug pricing;

●	developments in patent or other technology ownership rights; and

●	changes in our relationship with our licensors and other strategic partners.

Other factors which may affect our stock price include general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our business or operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like The Nasdaq Capital Market or a stock exchange like the NYSE American. These factors may result in investors having difficulty reselling any shares of our common stock.

Since our common stock is currently quoted on the OTCQB, our stockholders may face significant restrictions on the resale of our common stock due to state “blue sky” laws and the sale of common stock in this offering is subject to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. Since our common stock is currently quoted on the OTCQB, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and warrants. You should therefore consider the resale market for our common stock and warrants to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after offering expenses payable by us, will be approximately $2.35 million. We intend to use the net proceeds of this offering for general corporate and working capital purposes, which may include repayment of indebtedness.

We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We are selling 800,000 shares of common stock directly to one or more accredited investors. The purchase price for each share of common stock is $3.00.

We are not paying underwriting discounts or commissions in connection with the offering. We expect to receive proceeds from this offering (before expenses) in the amount of $2.4 million. We estimate that the expenses of this offering payable by us will be approximately $50,000.

The shares of our common stock are being offered directly to the purchasers without a placement agent, underwriter, broker or dealer.

The purchasers could be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

The form of stock purchase agreement will be included as an exhibit to our Quarterly Report on Form 10-Q for the period ended September 30, 2019 and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of common stock in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of such securities.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Gibson Dunn & Crutcher, LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of MYnd Analytics, Inc. (now known as Emmaus Life Sciences, Inc.) as of September 30, 2018 and 2017 and for each of the two years in the period ended September 30, 2018 incorporated by reference into this prospectus supplement have been so incorporated in reliance upon the report of Marcum LLP, our independent registered public accounting firm, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov. that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.emmauslifesciences.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered common stock are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or in the accompanying prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following documents or information previously filed by us with the SEC:

●	Our Annual Report on Form 10-K for the year ended September 30, 2018, filed with the SEC on December 11, 2018;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2018, March 31, 2019 and June 30, 2019 filed with the SEC on February 14, 2019, May 13, 2019, August 14, 2019, respectively;

●	Our Current Reports on Form 8-K filed with the SEC since the filing of our Annual Report on Form 10-K for the year ended September 30, 2018 referred to above;

●	The description of the merger, description of our business and discussion of risk factors related to our business in our registration statement on Form S-4, filed with the SEC on June 10, 2019, as amended on June 11, 2019;

●	The description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on July 13, 2017, and any amendment or report subsequently filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all reports and other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the common stock described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed or referred to above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of each such report or document.

You may request a free copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus by writing or telephoning us at the following address:

Emmaus Life Sciences, Inc.

21250 Hawthorne Boulevard, Suite 800

Torrance, California 90503

(310) 214-0065

Attention: Chief Financial Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$75,000,000

MYnd Analytics, Inc.

Preferred Stock

Common Stock

Warrants

Units

From time to time, we may offer and sell preferred stock, common stock or warrants or any combination of those securities, either individually or in units, in one or more offerings. The aggregate public offering price of the securities offered by us pursuant to this prospectus will not exceed $75,000,000.

 This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the prices at which those securities will be sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities offered by us pursuant to this prospectus may be sold directly to investors, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or in any other manner as described under the heading “Plan of Distribution” and in the corresponding section in the applicable prospectus supplement.  Each time we offer securities, the relevant prospectus supplement will provide the specific terms of the plan of distribution for such offering and the net proceeds that we expect to receive from such offering.

 Shares of our Common Stock (the “Common Stock”) are listed on the Nasdaq Stock Market under the trading symbol “MYND.”  Any securities sold pursuant to this prospectus and any prospectus supplement may be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing of the securities covered by the prospectus supplement on any national securities exchange.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. You should rely only on the information we have provided or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus. Using this prospectus, we may offer up to a total dollar amount of $75,000,000 of these securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus is a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the Commission that contain information about us and the business conducted by us. Before you decide whether to invest in a particular offering of any securities registered hereby, you should read this prospectus, the prospectus supplement relating to that particular offering and any free writing prospectus that we may authorize to be provided to you and the information we file with the Commission.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “MYnd,” the “Company,” “we,” “us” and “our” refer and relate to MYnd Analytics, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including such terms as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning: our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time during which our existing resources will enable us to fund our operations.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

●	our need for immediate additional funding to support our operations and capital expenditures;

●	our ability to successfully maintain listing of our shares of common stock on the Nasdaq Capital Market, particularity given recent notice that our stockholder equity is below the required level;

●	our history of operating losses;

●	our inability to gain widespread acceptance of our PEER Reports;

●	our inability to prevail in convincing the United States Food and Drug Administration (the “FDA”), that our rEEG or PEER Online service does not constitute a medical device and should, therefore, not be subject to regulations;

●	the possible imposition of fines or penalties by the FDA for alleged violations of its rules and regulations;

●	our new subsidiary in telebehavioral health may be harmed by evolving governmental regulation;

●	our new subsidiary’s business model requires work with affiliated professional entities not owned by the Company;

●	our new subsidiary may require an expanded and maintained network of certified professionals;

●	our revenue and prospects for profitability may be harmed;

●	our business may be subject to additional regulations in the future that could increase our compliance costs;

●	our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors;

●	our intellectual property position;

●	our inability to achieve greater and broader market acceptance of our products and services in existing and new market segments;

●	any negative or unfavorable media coverage;

●	our inability to generate and commercialize additional products and services;

●	our inability to comply with the substantial and evolving regulation by state and federal authorities, which could hinder, delay or prevent us from commercializing our products and services;

●	our inability to successfully compete against existing and future competitors;

●	delays or failure in clinical trials;

●	any losses we may incur as a result of litigation;

●	our inability to manage and maintain the growth of our business;

●	our inability to protect our intellectual property rights;

●	employee relations;

●	possible security breaches;

●	possible medical liability claims;

●	our ability to sell common stock to Aspire Capital Fund LLC under our current common stock purchase agreement;

●	possible personal injury claims in the future; and

●	our limited trading volume.

Additional risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found under “Risk Factors” contained in our filings with the SEC.

The forward-looking statements contained in this prospectus or the documents incorporated by reference herein speak only as of their respective dates.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all.  Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about us and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the financial statements and notes thereto appearing in our Annual and Quarterly Reports, which are incorporated herein by reference. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus carefully, including the matters set forth under the caption “Risk Factors,” any accompanying prospectus supplement and the other documents incorporated by reference herein and therein.

Business Overview

MYnd Analytics, Inc. (the “Company” or “MYnd”) employs a clinically validated scalable technology platform to support personalized care for mental health patients. The Company utilizes its patented machine learning, artificial intelligence, data analytics platform for the delivery of telebehavioral health services and its PEER predictive analytics product offering. On November 13, 2017, the Company acquired Arcadian Telepsychiatry Services LLC (“Arcadian”), which manages the delivery of telepsychiatry and telebehavioral health services through a nationwide network of licensed and credentialed psychiatrists, psychologists and master’s-level therapists. The Company is commercializing its PEER predictive analytics tool to help physicians reduce trial and error treatment in mental health. MYnd’s patented, clinically validated technology platform (“PEER Online”) utilizes complex algorithms to analyze electroencephalograms (“EEGs”) to generate Psychiatric EEG Evaluation Registry (“PEER”) Reports to predict individual responses to a range of medications prescribed for the treatment of behavioral disorders including depression, anxiety, bipolar disorder, post-traumatic stress disorder (“PTSD”) and other non-psychotic disorders.

The Market for Telebehavioral Health and Predictive Healthcare

Telebehavioral health services involve the use of video conferencing equipment to conduct real time mental health consultations between a clinician and patient including individuals living in underserved areas or those with limited access to services. Over eighty-nine million Americans live in federally designated Mental Health Professional Shortage Areas. Two-thirds of U.S. primary care physicians report not having adequate access to psychiatric care for their patients. Arcadian facilitates on-demand telebehavioral health services to expedite assessment, diagnosis, treatment, and disposition of patients in a wide variety of settings.

Arcadian Telepsychiatry Services LLC

Arcadian Telepsychiatry Services LLC, our wholly owned subsidiary acquired in November 2017, manages the delivery of telebehavioral health services through a multi-state network of licensed and credentialed psychiatrists, psychologists and other behavioral health therapists (“Providers”). Although many companies provide broad telehealth services within the United States, only a few companies have a primary focus on telepsychiatry and telebehavioral health. Arcadian’s business model is unique, because it has access to a broad network of licensed behavioral health professionals exclusively focused on telepsychiatry and telebehavioral health. These Providers collectively offer a full suite of behavioral health and wellness services, including short-term (urgent), medium-term (rehabilitation) and long-term (management) behavioral care.

Arcadian’s telehealth service delivery model is optimized to deliver behavioral health care anytime and anywhere, offering unprecedented access to behavioral health services. All technology for scheduling and videoconferencing is accessible through a secure portal, creating a seamless experience for the patient, referring physician, and Arcadian provider. The Providers’ services include initial and follow-up psychiatric evaluations and diagnoses, medication prescribing and monitoring, urgent on-call evaluations, forensic and legal evaluations, individual and family counseling (e.g., grief, behavior problems, job loss) and drug and alcohol abuse rehabilitation counseling. Arcadian also arranges for services through Employee Assistance Programs (teleEAP) that many employers include as part of their employee benefits packages.

Arcadian contracts for most of its Providers’ services through contracts (each a “Service Agreement”) with the Providers. Neither the Company nor Arcadian has an ownership interest in any Provider, nor any employment relationships with any Provider with which it has a Service Agreement. All Providers are required to maintain proper state licensing, credentialing and malpractice insurance. In a typical Service Agreement, Arcadian provides certain management and administrative services in support of the Providers’ non-medical functions and the Providers provide telebehavioral health services.

Arcadian and its Providers currently have contracts with 22 insurance companies, human capital management corporations (i.e., EAP benefits), outpatient diagnostic and treatment centers, drug and alcohol rehabilitation centers (outpatient and residential), community behavioral health clinics, treatment and rehabilitation centers, corrections facilities, and post-acute care centers. Arcadian is exploring expansion opportunities by providing services to emergency departments, schools (K-12 and college) and large employers. Arcadian’s contracts span from Pennsylvania to California and North Dakota to Louisiana and Texas.

PEER Report and PEER Online Database

A PEER Report is a personalized report for a patient which is generated after the patient receives an EEG. An EEG is a painless, non-invasive test that records the brain’s electrical activity and provides a basis for comparison against others within the PEER database. MYnd utilizes AI, machine learning and data analytics in order to inform therapeutic regimens, thereby improving patient outcomes and reducing healthcare costs. The PEER Reports use data from EEG tests, outcomes and machine learning to identify endophenotypic markers of drug response. This big data approach has allowed MYnd to generate a large clinical registry and database of predictive algorithms from more than 10,000 unique patients with psychiatric or addictive problems and 38,000 clinical outcomes.

The PEER Online database is maintained in two parts:

1.	The QEEG Database

The QEEG Database includes EEG recordings and neurometric data derived from analysis of these recordings. QEEG is a standard measure that adds cloud-based computerized statistical analysis to traditional EEG studies. We have used two separate QEEG databases from different vendors, which provide statistical and normative information in the generation of a PEER Report.

2.	The PEER Outcomes Database

The PEER Outcomes Database consists of physician-provided assessments of the clinical long-term outcomes of patients and their associated medications. The clinical outcomes of patients are recorded using an industry-standard outcome rating scale, the Clinical Global Impression-Improvement scale (“CGI-I”). The CGI-I allows a clinician to rate how much the patient’s illness has improved or worsened relative to a baseline state. A patient’s illness is compared to change over time and rated as: very much improved, much improved, minimally improved, no change, minimally worse, much worse, or very much worse. The format of the data is standardized and that standard is enforced at the time of capture by a software application. Outcome data is input into the database by the treating physician or their office staff. Each physician has access to their patient data through the software tool that captures the clinical outcome data.

Analysts have identified predictive healthcare as one of the fastest-growing markets in healthcare, particularly, healthcare startups using advanced machine learning algorithms for medical imaging and diagnostics, remote patient monitoring, and risk prediction. The global healthcare analytics market is expected to reach USD $42.8 billion by 2024, according to a report by Grand View Research, Inc. Efforts to reduce the spiraling healthcare costs are facilitating the usage of healthcare analytics. Additionally, the benefits of healthcare analytics include the improvement of patient access to customized care, the furthering of transparent operations to enable better public oversight, and innovation in patient care delivery and services.

Marketing and Sales

The Company will pursue aggressively the expansion of its Arcadian telebehavioral health network, by increasing the number of contracted payors and providers and its geographic reach. The Company will continue to focus marketing efforts on the geographies where there might be fewer available therapists as it continues to develop Arcadian’s network. The Company will rely upon its in-house marketing staff to continue to market Arcadian services to insurance companies, EAPs and community behavioral health centers.

The Company will actively pursue cross sales of Arcadian managed care and health system clients. The Company will continue to market paid pilot programs such as the Horizon Blue Cross Blue Shield pilot, while it campaigns for coverage determinations from large health plans and health systems.

The Company also plans to bring this platform to primary care providers, currently the main locus of treatment for behavioral disorders and a physician group that deals every day with the limited access to behavioral health specialists and the poor efficacy of current treatments.

Acquisition of Arcadian Telepsychiatry Services LLC

On November 13, 2017, the Company entered into an equity purchase agreement (the “Agreement”) with Arcadian and Mr. Robert Plotkin, pursuant to which the Company acquired all of the issued and outstanding membership interests (the “Equity Interests”) of Arcadian from Mr. Plotkin. In consideration for the Equity Interests, the Company entered into an employment agreement with Mr. Plotkin, pursuant to which the Company will continue to employ Mr. Plotkin as the CEO of Arcadian for an annual salary of $215,000, and granted him 35,000 options to purchase common stock of the Company. In addition, the Company entered into the Guaranty (as described below).

In connection with the Agreement, Arcadian entered into the Side Agreement and Seed Capital Amendment with Ben Franklin Technology Partners of Southeastern Pennsylvania (“BFTP”), pursuant to which BFTP waived its rights (a) to an equity conversion contemplated by the existing funding agreements (as they may be amended, supplemented or otherwise modified from time to time, the “BFTP Loan Documents”) between Arcadian and BFTP, under which BFTP has loaned Arcadian, as of August 31, 2017, the aggregate principal amount of $700,000 and upon which an aggregate of $85,496 of interest had then accrued (collectively, the “Loan Amount”) and (b) to act as an observer to Arcadian’s board. Under the Side Agreement and Seed Capital Amendment, Arcadian acknowledged and reaffirmed all of BFTP’s claims, encumbrances granted by Arcadian to BFTP, and BFTP’s other rights, interests and remedies pursuant to the BFTP Loan Documents and otherwise. The effectiveness of the Side Agreement and Seed Capital Amendment are conditioned upon (i) Arcadian making a one-time payment to BFTP of $175,000 as payment for the redemption and cancellation of two warrants to purchase equity interests in Arcadian and (ii) the Company entering into a guaranty with respect to Arcadian’s obligations (including the Loan Amount) to BFTP under the BFTP Loan Documents, as amended by the Side Agreement and Seed Capital Amendment. Upon satisfaction of the foregoing conditions, the aforementioned BFTP rights will be waived and the BFTP warrants will be cancelled. The Side Agreement and Seed Capital Amendment further provide that following the closing of the transactions contemplated by the Agreement, the Company will be obligated to complete all financial reporting to BFTP required under the BFTP Loan Documents.

In addition, the Company executed an absolute, unconditional, irrevocable and continuing guaranty and suretyship (the “Guaranty”) in favor of BFTP, pursuant to which it unconditionally guaranteed the prompt payment and performance, when due, of all loans (including the Loan Amount), advances, debts, liabilities, obligations, covenants and duties owing by Arcadian to BFTP under the BFTP Loan Documents. Under the Guaranty, if Arcadian defaults under any obligation under the BFTP Loan Documents, the Company will be required to pay the amount then due to BFTP. The Guaranty contains representations, warranties, covenants, conditions, events of default and indemnities that are customary for agreements of this type.

Corporate Background

The Company was incorporated in Delaware on March 20, 1987, under the name Age Research, Inc. Prior to January 16, 2007, the Company (then called Strativation, Inc.) existed as a “shell company” with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge. On January 16, 2007, we entered into an Agreement and Plan of Merger with CNS Response, Inc., a California corporation formed on January 11, 2000 (“CNS California”), and CNS Merger Corporation, a California corporation and our wholly-owned subsidiary (“MergerCo”) pursuant to which we agreed to acquire CNS California in a merger transaction wherein MergerCo would merge with and into CNS California, with CNS California being the surviving corporation (the “Merger”). On March 7, 2007, the Merger closed, CNS California became our wholly-owned subsidiary, and on the same date we changed our corporate name from Strativation, Inc. to CNS Response, Inc.

At the meeting of shareholders of CNS Response, Inc. held on October 28, 2015, the shareholders approved a proposal to change the Company’s name to MYnd Analytics, Inc. The Company’s charter was amended on November 2, 2015.

The Company actively operates its businesses through MYnd Analytics, Inc. (California) (formerly called CNS Response, Inc. (California) until November 22, 2017) and, until September 30, 2012, also operated the Neuro-Therapy Clinic, Inc. (“NTC”), which was acquired as a wholly-owned subsidiary in January 2008, when it was the Company’s largest customer. NTC operations were discontinued effective September 30, 2012, as the Company chose to focus its limited cash resources on its clinical trial.

Our current address is 26522 La Alameda, Suite 290, Mission Viejo, California 92691. Our telephone number is (949) 420-4400 and we maintain a website at www.MYndAnalytics.com. The reference to our web address does not constitute incorporation by reference of the information contained at this site.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described below or in any applicable prospectus supplement and other information, including our financial statements and related notes previously included in our periodic reports, filed with the Commission, and in the documents incorporated therein by reference before deciding to invest in our securities. However, those risks are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The following risks, among others, could cause our actual results, performance, achievements or industry results to differ materially from those expressed in our forward-looking statements contained herein and presented elsewhere by management from time to time. If any of the following risks actually occurs, our business prospects, financial condition or results of operations could be materially harmed. In such case, the market price of our securities would likely decline and you could lose all or part of your investment.

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors described below, the risk factors described under the heading “Risk Factors” contained in Part I, Item IA in our most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in any Quarterly Report on Form 10-Q that we file after our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

Risks Pertaining to Our Common Stock

Ownership of our common stock will entail certain risks associated with the volatility of prices for our shares and the fact that we do not pay dividends on our common stock.

The price of our common stock may rise and fall rapidly.

The market price of our common stock like that of the shares of many biotechnology companies, is highly volatile. The price of our common stock may rise or fall rapidly as a result of a number of factors, including:

●	sales or potential sales of substantial amounts of our common stock;

●	results of preclinical testing or clinical trials of our product candidates or those of our competitors;

●	announcements about us or about our competitors, including clinical trial results, regulatory approvals, new product introductions and commercial results;

●	the cost of our development programs;

●	the success of competitive products or technologies;

●	litigation and other developments relating to our issued patents or patent applications or other proprietary rights or those of our competitors;

●	conditions in the pharmaceutical or biotechnology industries;

●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

●	variations in our financial results or those of companies that are perceived to be similar to us, including the failure of our earnings to meet analysts’ expectations; and

●	general economic, industry and market conditions.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have been experiencing extreme price and volume fluctuations which have affected the market price of the equity securities without regard to the operating performance of the issuing companies. Broad market fluctuations, as well as industry factors and general economic and political conditions, may adversely affect the market price of our common stock.

Our stock price could decline due to the large number of outstanding shares of our common stock eligible for future sale.

Sales of substantial amounts of our common stock in the public market, or the perception that those sales could occur, could cause the market price of our common stock to decline. Sales of substantial amounts of common stock could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We do not currently intend to pay dividends on any of our classes of securities and, consequently, your ability to achieve a return on your investment will depend on the appreciation in the price of our securities.

We have never declared or paid any cash dividends on any class of our securities. We currently intend to retain any future earnings to fund our future growth and do not expect to declare or pay any dividend on any class of our securities in the foreseeable future. As a result, you may only realize a gain on your investment in our securities if the market price of our securities appreciates and you sell your securities at a price above your cost after accounting for any taxes. The price of our securities may not appreciate in value or ever exceed the price that you paid for our securities.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present shareholders. We are currently authorized to issue an aggregate of 250,000,000 shares of common stock. We are also authorized to issue 15,000,000 shares of “blank check” preferred stock. As of June 7, 2018, we had issued and outstanding 6,039,375 shares of Common Stock, 550,000 shares of Series A Preferred Stock, par value $0.001 per share and 500,000 shares of Series A-1 Preferred Stock, par value $0.001 per share. We have also reserved 5,617,481 shares of Common Stock for issuance upon the exercise of outstanding warrants. We have also reserved 1,500,000 shares of Common Stock for issuance under our stock option plan, of which, 216,890 shares are available for issuance.

We may issue additional shares of Common Stock or other securities in order to raise additional capital, or in connection with hiring or retaining employees or consultants, or in connection with future acquisitions of licenses to technology or rights to acquire products, in connection with future business acquisitions, or for other business purposes. The future issuance of any such additional shares of common stock or other securities may create downward pressure on the trading price of our Common Stock.

We may also issue 15,000,000 shares of preferred stock having rights, preferences, and privileges senior to the rights of our common stock with respect to dividends, rights to share in distributions of our assets if we liquidate our company, or voting rights. Any preferred stock may also be convertible into common stock on terms that would be dilutive to holders of common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby.  Except as may be otherwise described in a prospectus supplement or a free writing prospectus in connection with a specific offering, we currently anticipate using any net proceeds to us for general corporate purposes.  The amounts and timing of our actual expenditures may vary significantly depending upon numerous factors.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation currently authorizes us to issue an aggregate of 265,000,000 shares of capital stock, of which (i) 250,000,000 are shares of common stock par value $0.001 per share (“Common Stock”), and (ii) 15,000,000 are shares of “blank check” preferred stock (the “Preferred Stock”), par value $0.001 per share.

As of June 7, 2018, we had 6,039,375 shares of Common Stock issued and outstanding and as of March 31, 2018 we had an additional 5,617,481 shares of Common Stock issuable upon exercise of outstanding options and warrants. As of June 7, 2018, we had 550,000 shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) issued and outstanding and 500,000 shares of Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) issued and outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

Preferred Stock

Our certificate of incorporation currently authorizes the issuance of up to 15,000,000 shares of Preferred Stock. We may issue Preferred Stock in one or more series, at any time, with such powers, preferences, and rights, and qualifications, limitations and restrictions as our Board of Directors may determine, all without further action of our shareholders. Our Board of Directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. Any series of Preferred Stock which may be authorized by the Board of Directors in the future may be senior to and have greater rights and preferences than the Common Stock. As of June 7, 2018 we had 550,000 shares of Series A Preferred Stock issued and outstanding and 500,000 shares of Series A-1 Preferred Stock issued and outstanding. For additional information pertaining to the rights and privileges of the Series A Preferred Stock and the Series A-1 Preferred Stock, please refer to Current Report on Form 8-K filed with the Commission on April 3, 2018 and May 4, 2018, respectively incorporated herein by reference.

Common Stock

Rights and Preferences

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Voting Rights

Each holder of record of Common Stock is entitled to one vote for each outstanding share of Common Stock owned on every matter properly submitted to the shareholders for their vote.

Subject to any voting rights that might be afforded to holders of any Preferred Stock that might be outstanding, matters submitted to our shareholders for a vote will generally require for approval the affirmative vote of a majority of the shares of stock entitled to vote on the matter, without distinction as to class or series, present and voting at a meeting of shareholders at which a quorum is present, unless Delaware law requires a different vote. Delaware law requires the following vote for approval of the following matters:

●	A merger or consolidation for which a vote of our shareholders is required, or a sale of all or substantially all of our assets, or a corporate dissolution, will require the affirmative vote of a majority of the outstanding shares of stock entitled to vote on the matter, without distinction as to class or series.

●	An amendment of our certificate of incorporation will require the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and a majority of the outstanding stock of each class entitled to vote on the amendment as a class. Under Delaware law, the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote on the amendment by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class, or alter or change the powers, preferences, or special rights of the shares of the class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of the vote required to approve the amendment.

●	Directors may be elected by a plurality of the shares of stock entitled to vote, voted at a meeting at which a quorum is present.

●	Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. Any action required or that may be taken at any annual or special meeting of our shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted.

Dividend Rights

Subject to the dividend rights of holders of any shares of the Preferred Stock that may be issued from time to time, holders of our Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for that purpose. We have not paid any cash dividends on the Common Stock, and it is unlikely that any cash dividends will be declared or paid on any series of our Common Stock in the foreseeable future. Instead, we plan to retain our cash for use in financing our future operations and growth.

Liquidation Rights

Subject to the prior payment of the liquidation preference to holders of any shares of Preferred Stock that may be issued, holders of Common Stock are entitled to receive on a pro rata basis, all of our remaining assets available for distribution to the holders of Common Stock in the event of the liquidation, dissolution, or winding up of our operations.

Preemptive Rights

Holders of our Common Stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any series of our capital stock.

Outstanding Warrants

As of March 31, 2018, there are 5,617,481 shares of Common Stock issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.74.

Delaware Law

Delaware Statutory Business Combinations Provision

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock. Section 203 could discourage or make it more difficult to effect a change in our management or the acquisition of control by a holder of a substantial amount of our voting stock, even if our stockholders might consider such a change to be in their best interest. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Stock Market under the trading symbol “MYND.”

DESCRIPTION OF WARRANTS

General

Pursuant to this prospectus, we may issue, in one or more series, warrants to purchase Preferred Stock or Common Stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following terms described below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the securities (i.e., Preferred Stock or Common Stock) for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the designation and terms of the Preferred Stock or Common Stock with which the warrants are issued, and the number of warrants issued with each share of Preferred Stock or Common Stock;

●	the aggregate number of warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in an applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, preferred stock, warrants and/or units in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if applicable, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in an applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section will apply to each unit, and, if the unit contains any preferred stock, common stock, or warrant, then the provisions as described under “Description of Capital Stock,” and “Description of Warrants,” shall apply to each unit, as applicable.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. We and our agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which we will file each time we effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

We and our agents, dealers and underwriters, as applicable, may sell the securities being offered by us in this prospectus from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in at the market offerings of our securities. An at the market offering is an offering of our securities at a fixed price through a market maker. We shall name any underwriter that we engage for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. We shall also describe any additional details of our arrangement with such underwriter, including commissions or fees paid, or discounts offered, by us and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed with the Commission. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Our Common Stock is listed on the Nasdaq Stock Market under the symbol “MYND.” The other securities offered hereby are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by us in compliance with all other applicable state securities laws and regulations.

We shall pay all expenses of the registration of the securities.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

Marcum, LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on the report of Marcum, LLP, given on their authority as experts in accounting and auditing.

Our statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year ended September 30, 2016 have been audited by Anton & Chia, LLP, as stated in their report which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Investor Relations, at the following address or telephone number: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Investor Relations; (949) 420-4400. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

We maintain our corporate website at http://www.MyndAnalytics.com. Our website and the information contained therein or connected thereto is not incorporated into this Registration Statement.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the securities we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

●	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2017, filed with the Commission on February 20, 2018 and March 31, 2018, filed with the Commission on May 14, 2018;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on December 29, 2017;

●	our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 1, 2018, used in connection with the 2018 annual meeting of stockholders that was held on April 4, 2018;

●	our Current Reports on Form 8-K filed with the Commission on January 5, 2018, January 22, 2018 and February 20, 2018, February 23, 2018, April 3, 2018, April 9, 2018, April 20, 2018, April 24, 2018, May 4, 2018, May 15, 2018 and May 22, 2018, as amended by the Current Report on Form 8-K/A filed with the Commission on May 24, 2018;

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on April 26, 2012 and July 13, 2017, including any amendments or reports filed for the purpose of updating such descriptions.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that we file with the Commission after the date that the initial registration statement is filed with the Commission and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents may be made by contacting Investor Relations, at the following address or telephone number: MYnd Analytics, Inc., 26522 La Alameda, Suite 290, Mission Viejo, CA 92691, Attention: Investor Relations; (949) 420-4400.

800,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

October 25, 2019